Exhibit 99.1

3COM CORPORATION

1983 STOCK OPTION PLAN

AMENDED AND RESTATED STOCK OPTION AGREEMENT

This Amended and Restated Stock Option Agreement (this “Option Agreement”) is entered into as of May 18, 2005 by and between 3Com Corporation (the “Company”) and Eric A. Benhamou (the “Optionee”), and amends and restates the Original Agreements (as defined below).

WHEREAS, the Company previously granted the Optionee an option (the “Option”) to purchase [________] shares (the “Shares”) of the Company’s common stock for an exercise price of $[_____] per share pursuant to the terms of a Notice of Grant and Stock Option Agreement, each dated as of [___________] (the “Original Agreements”);

WHEREAS, the Optionee is Chairman of the Company’s Board of Directors and an employee of the Company;

WHEREAS, the Original Agreements provide that, upon termination of the Optionee’s employment with the Company, the Option will terminate if not exercised within three months of the date on which the Optionee’s employment terminates;

WHEREAS, the Option is currently vested and exercisable with respect to all of the Shares;

WHEREAS, the Company and the Optionee desire to amend the Original Agreements to provide that the Option will not terminate upon a termination of the Optionee’s employment with the Company; provided that the Optionee continues to serve as a member of the Company’s Board of Directors or as a Consultant (as defined below) to the Company; and

WHEREAS, the parties agree that this Option Agreement, together with the Notice of Grant attached hereto as Exhibit A, amends and restates in their entirety the Original Agreements.

NOW THEREFORE, the parties agree as follows:

3Com Corporation (the “Company”) has granted to the Optionee an option to purchase certain shares of common stock of the Company, in the manner and subject to the following terms and conditions.  Unless otherwise defined herein, the terms defined in the 1983 Stock Option Plan, as amended (the “Plan”) shall have the same defined meanings in this Option Agreement.

1.             Definitions:

(a)           “Notice of Grant” shall mean the “3COM CORPORATION NOTICE OF GRANT OF STOCK OPTION” attached hereto as Exhibit A.

(b)           “Optionee” shall mean the holder of an outstanding Option granted under the Plan and whose name is set forth in the Notice of Grant.

(c)           “Date of Option Grant” shall mean the “Date of Grant” set forth in the Notice of Grant.

(d)           “Number of Option Shares” shall mean the “Total Number of Option Shares Granted” as set forth in the Notice of Grant.  The number of such shares of common stock of the Company may be adjusted from time to time pursuant to Section 9.

(e)           “Exercise Price” shall mean the “Option Price per Share” as set forth in the Notice of Grant.  Such price per share may be adjusted from time to time pursuant to Section 9.

(f)            “Initial Vesting Date” shall be the date occurring one (1) year after the Date of Option Grant.

(g)           Determination of “Vested Ratio”:

Vested Ratio
Prior to the Initial Vesting Date	0
On the Initial Vesting Date, for each full year of the Optionee’s continuous employment by a Participating Company from the Date of Option Grant until the Initial Vesting Date	¼
Plus
For each subsequent full year thereafter of the Optionee’s continuous employment by a Participating Company from the Initial Vesting Date	¼
In no event shall the Vested Ratio exceed 1/1.

(h)           “Option Termination Date” shall mean the date occurring ten (10) years after the Date of Option Grant.

(i)            “Company” shall mean 3Com Corporation, a Delaware corporation, and any successor corporation thereto.

(j)            “Participating Company” shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company.  For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(k)           “Service Provider” means an Employee, Director or Consultant.

(l)            “Consultant” means any person, including an advisor, engaged by the Company, or a parent or subsidiary of the Company, to render services to such entity.

2.             Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant, an option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant, and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.  This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code and shall be treated as a Nonstatutory Stock Option.

3.             Administration.  All questions of interpretation concerning this Option Agreement shall be determined by the Plan Administrator.  All determinations by the Administrator shall be final and binding upon all persons having an interest in the Option.  Any officer of any Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4.             Exercise of the Option:

(a)           Right to Exercise. The Option shall be exercisable during its term in accordance with the vesting schedule set forth herein and with the applicable provisions of the Plan and this Option Agreement.  The Option shall first become exercisable on the Initial Vesting Date.  The Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option in the amount equal to the Number of Option Shares multiplied by the Vested Ratio as set forth in Section 1(g) less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares.

(b)           Method of Exercise.  The Option shall be exercisable by written notice to the Company which shall state the election to exercise the Option, the number of shares for which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Such written notice shall be signed by the Optionee and shall be delivered to the Company’s Stock Administration Department, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the option price for the number of shares being purchased.

(c)           Form of Payment of Option Price.  Such payment shall be made (1) in cash, by check, or cash equivalent, (2) by tender of shares of the Company’s stock owned by the Optionee and having a fair market value not less than the option price, which (i) either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly from the Company, and (ii) have a fair market value not less than the option price, (3) Immediate Sales Proceeds, as defined below, or (4) by any combination of the foregoing.  Notwithstanding the foregoing, the Option may not be exercised by the tender of the Company’s stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation, and/or agreement restricting the redemption of the Company’s stock.  “Immediate Sales Proceeds” shall mean the assignment in form acceptable to the Company of the proceeds of a sale of the shares acquired on the exercise of the Option pursuant to a procedure approved by the Company.  The Company reserves the right to decline to approve any such procedure in the Company’s sole and absolute discretion.

(d)           Withholding.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option including, without limitation, obligations arising upon (i) the exercise of the Option in whole or in part, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, or (iii) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

(e)           Certificate Registration.  The shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.  If payment of the option price is accomplished using Immediate Sales Proceeds, the certificate or certificates shall be registered in the name of a nominee which is an authorized broker for the Company’s same-day sale program.

(f)            Restriction on Grant of Option and Issuance of Shares.  The grant of the Option and the issuance of shares pursuant to the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities.  The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations.  In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(g)           Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.             Non-Transferability of the Option.  The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

6.             Termination of the Option.  The Option shall terminate and may no longer be exercised on the first to occur of (i) the Option Termination Date as defined above, (ii) the last date for exercising the Option following termination of the Optionee’s relationship as a Service Provider as described in Section 7, (iii) upon a Transfer of Control as described in Section 8, or (iv) upon a vote by the shareholders of the Company to disapprove the reservation of shares required for issuance hereunder.

7.             Termination of Service Relationship:

(a)           Termination of Option.  If the Optionee ceases to be a Service Provider for any reason except by reason of death or Disability, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be a Service Provider, may be exercised by the Optionee within three (3) months after the date on which the Optionee’s relationship as a Service Provider terminates, but in any event no later than the Option Termination Date.  If the Optionee’s Service Provider relationship is terminated because of the death of the Optionee or Disability of the Optionee, the Option may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months from the date of such termination, but in any event no later than the Option Termination Date. The Optionee’s Service Provider relationship shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination the Service Provider relationship.

(b)           Exercise Prevented by Law.  Except as provided in this Section 7, the Option shall terminate and may not be exercised after the Optionee’s Service Provider relationship terminates unless the exercise of the Option in accordance with this Section 7 is prevented by the provisions of Section 4(f). If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company or its Parent or Subsidiary for whom the Optionee provides service that the Option is exercisable but in no event later than the Option Termination Date.

(c)           Leave of Absence.  For purposes hereof, the Optionee’s employment with a Participating Company shall not be deemed to terminate if the Optionee takes any military leave, sick leave or other bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Participating Company remains guaranteed by statute or contract.

(d)           No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

8.             Ownership Change and Transfer of Control.  For the purposes hereof the “Control Company” shall mean the Participating Company whose stock is subject to this Option.  Except as provided in an applicable Executive Severance Plan, Management Retention Agreement or other formal written employment contract between the Optionee and the Company, in the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that any unexercised portion of the Option shall be fully exercisable and fully vested as of a date prior to the Transfer of Control, as the Board so determines, or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company’s right and obligations under this Option Agreement either by assuming the Option or by granting an equivalent substituted option by the successor corporation or a Parent or Subsidiary of the successor corporation. The Option shall terminate as of the date of the Transfer of Control to the extent that the Option is neither exercised as of the date of the Transfer of Control, nor assumed by the surviving continuing, successor or purchasing corporation, as the case may be.  Subject to the terms and conditions of the Plan, in the event that there is a  conflict between this Option Agreement and any applicable, (i) Executive Severance Plan, (ii) formal written management retention agreement, or (iii) formal written employment agreement; the applicable severance plan, management retention agreement or employment agreement shall govern.

9.             Effect of Change in Stock Subject to the Option.  Appropriate adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.  In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change) shares of another corporation (the “New Shares”), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares.  In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

10.           Rights as a Shareholder or Employee.  The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised.  No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued, except as provided in Section 9.  Nothing in the Option shall confer upon the Optionee any right to continue in the service of a Participating Company or interfere in any way with any right of the Participating Company to terminate the Optionee’s Service Provider relationship at any time.

11.           Legends.  The Company may at any time place legends referencing any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Option in the possession of the Optionee in order to effectuate the provisions of this Section.

12.           Binding Effect.  This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.           Amendment or Termination.  The Administrator may at any time amend or terminate the Plan and/or the Option; provided, however, that no such amendment or termination may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.

14.           Integrated Agreement.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of this Option and shall remain in full force and effect.

15.           Applicable Law.  This Option Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.  The parties hereby irrevocably consent and submit to the personal jurisdiction and venue of the United States District Court for the District of Massachusetts (sitting in Boston, Massachusetts) or the Suffolk County Superior Court (sitting in Boston, Massachusetts) for any action and for all purposes in connection with this Option Agreement and waive any defense based upon improper or inconvenient venue or lack of personal jurisdiction.

16.           Data Privacy.  By entering into this Option Agreement, and as a condition of the grant of the Option, the Optionee consents to the collection, use and transfer of personal data as described in this Section. The Optionee understands that the Company and its subsidiaries hold certain personal information about the Optionee including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or other entitlements to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”).  The Optionee further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of the Optionee’s participation in the Plan, and that the Company and/or its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data Recipients”).  The Optionee understands that these Data Recipients may be located in the Optionee’s country of residence, the European Economic Area, or elsewhere, such as the United States.  The Optionee authorizes the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Optionee’s behalf, to a broker or third party with whom the shares acquired on exercise may be deposited.  The Optionee understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company.  The Optionee further understands that withdrawing consent may affect the Optionee’s ability to participate in the Plan.

17.           Release.  In consideration of the promises and benefits set forth herein, the sufficiency of which is acknowledged, the Optionee hereby irrevocably and unconditionally releases the Company and its parents, subsidiaries, predecessors, successors, affiliates and joint ventures, and all of their directors, officers, employees, representatives, attorneys, agents, insurers, assigns, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities identified above (the “Released Parties”) from all known and unknown claims, promises, debts, obligations, causes of action, or similar rights of any type, in law or in equity, that he has, had or may have had arising from or relating to his employment with the Company and the termination thereof (“Claims”).  The Optionee understands that the Claims that he is hereby releasing include, but are not limited to, any and all claims based on common law or any federal, state or local law, regulation or ordinance, including, without limitation, the Federal Age Discrimination in Employment Act.  The Optionee certifies and agrees that he has not as of the date of this Option Agreement filed or maintained any lawsuit, claim or action of any kind whatsoever against the Released Parties and that he will not in the future file, cause or knowingly permit any lawsuit, claim or action to be filed on his behalf relating to the Claims released above.  The Optionee understands that by this Option Agreement and the release set forth above he is waiving his rights under Section 1542 of the California Civil Code and understands the significance of that waiver.  Section 1542 provides as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

18.           Acknowledgements.  By his signature below, the Optionee confirms and agrees that he has carefully read and understands the provisions of this Option Agreement; that he has had twenty-one (21) calendar days to consider this Option Agreement before signing it; that he is entering into this Option Agreement knowingly and voluntarily, intending that it will have binding legal effect; and that the Company has encouraged him to consult with an attorney of his own choice concerning the terms of this Option Agreement prior to signing it.  The Optionee agrees that he is not signing this Option Agreement in reliance on any promises, representations or inducements other than those set forth herein.  The Optionee understands that he has seven (7) calendar days within which to revoke his signature and that this Option Agreement will not be effective or binding until the expiration of the revocation period, provided that he does not revoke his signature.

IN WITNESS WHEREOF, the parties have executed this Option Agreement through their duly authorized representatives as of the date first set forth above.

3COM CORPORATION

By:
Name:
Title:

OPTIONEE:

Eric A. Benhamou

Exhibit A

Notice of Grant dated as of [____________]